Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

BCO HOLDING COMPANY

Dated as of February 7, 2003

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Table of Contents

(continued)

Page

11.10 Fax Signatures	23
11.11 Injunctive Relief	23
11.12 Term	23
11.13 Further Assurances	23
11.14 Entire Agreement	23

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 7, 2003, among BCO Holding Company, a Delaware corporation (the “Company”), Kelso Investment Associates VI, L.P., a Delaware limited partnership (“KIA VI”), KEP VI, LLC, a Delaware limited liability company (“KEP VI”; and, together with KIA VI, “Kelso”), Magnetite Asset Investors III L.L.C. (the “Outside Investor”), Warren J. Hayford (“WJH”), Mary Lou Hayford (“MLH”; together with WJH, the “Hayfords”), Jean-Pierre Ergas, Thomas N. Eagleson, Kevin C. Kern, Jeffrey M. O’Connell and Kenneth M. Roessler (collectively, the “Management Securityholders”; and together with the Hayfords, the “Continuing Securityholders”). The Continuing Securityholders, the Outside Investor and Kelso, are hereinafter referred to collectively as the “Securityholders”. Capitalized terms used herein without definition are defined in Section 10.

The parties hereto agree as follows:

1.     Registrations Upon Request.

1.1     Requests by Kelso. At any time, Kelso shall have the right to request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by Kelso, each such request to specify the intended method or methods of disposition thereof. Upon any such request, the Company will promptly, but in any event within 15 days, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.6, use its best efforts to effect the prompt registration under the Securities Act of:

(a) the Registrable Securities which the Company has been so requested to register by Kelso, and

(b) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company by such holders within 20 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of Kelso.

1.2     Request by the Hayfords.

(a) At any time following the first anniversary of an IPO, the Hayfords shall have the right to make two requests that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by them, such requests to specify the intended method or methods of disposition thereof, provided that, with respect to any shelf registration statement requested by the Hayfords pursuant to this Section 1.2(a) (which initial request shall count as a request for purposes of this Section 1.2(a)), each subsequent request by the Hayfords that the Company sell Registrable Securities from such shelf registration statement that is not made simultaneously with such initial request shall be counted as an additional request for purposes of this Section 1.2(a). Upon any such request, the Company will use its best efforts to effect the prompt registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Hayfords. A request made by the Hayfords shall only be counted for purposes of the request limitation set forth above if at least 65% of the Registrable Securities requested by the Hayfords to be included in the registration are included and sold in such registration, unless the Hayfords voluntarily decided to include less than 65% of the Registrable Securities initially requested by them to be included in such registration, in which case such request shall be counted for purposes of the request limitation set forth above. Subject to Section 1.6, upon any such request, the Company will promptly, but in any event within 15 days, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 1.6, use its best efforts to effect the prompt registration under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Hayfords, and

(ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company by such holders within 20 days after the giving of such written notice by the Company to such holders, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the Hayfords.

(b) Any rights exercisable by the Hayfords under this Agreement, including, without limitation, this Section 1.2, shall be exercisable solely by the Hayfords acting together; provided that notwithstanding the foregoing or anything in this agreement to the contrary, MLH hereby delegates to WJH the authority to exercise any of her rights hereunder and the parties hereto agree and acknowledge that the Company shall be entitled to deal exclusively with WJH and to rely on the consent, waiver or other action of WJH as the consent, waiver or other action of the Hayfords.

1.3     Deferral of Registration. Notwithstanding the foregoing provisions of Sections 1.1 and 1.2, but subject to the rights of holders of Registrable Securities under Section 2, if the Company shall at any time furnish to Kelso, in the case of a request pursuant to Section 1.1, or the Hayfords, in the case of a request pursuant to Section 1.2, a notice stating that on such date (a) there is material non-public information regarding the Company which the Board reasonably determines not to be in the Company’s best interests to disclose, and which the Company is not otherwise required to disclose, or (b) the Company is then pursuing a significant business transaction (including, but not limited to, a financing, an acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) which would require disclosure in a registration statement or other filing with the Commission, but that the Board reasonably determines not to be in the Company’s best interests to disclose, the Company may defer the filing (but not the preparation) of a registration statement to be filed pursuant to Section 1.1 or Section 1.2, as the case may be, for up to 60 days; provided that the Company shall use its best efforts to complete the transaction and file such registration statement as soon as possible; provided further that any deferral of the filing of such registration statement shall be lifted, and the registration statement shall be filed immediately, if, (i) in the case of a deferral pursuant to clause (a), the material non-public information is made public by the Company or is no longer material, (ii) in the case of a deferral pursuant to clause (b), the significant business transaction is disclosed by the Company or is terminated, or (iii) in the case of a deferral pursuant to either clause (a) or (b), the board can no longer make the respective determination specified in clause (a) or (b) above; and provided further that the Company shall not be entitled to defer the filing of a registration statement to be filed pursuant to Section 1.1 or Section 1.2 more than twice within any 12 month period.

1.4     Registration Statement Form. A registration requested pursuant to Section 1.1 shall be effected by the filing of a registration statement on a form agreed to by Kelso. A registration requested pursuant to Section 1.2 shall be effected by the filing of a registration statement on a form agreed to by the Majority Holders.

1.5     Expenses. The Company shall pay all Registration Expenses in connection with any registration requested under Section 1.1 or 1.2; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any.

1.6     Priority in Demand Registrations. If a registration pursuant to Section 1.1 or 1.2 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested, and otherwise proposed to be included in such registration, exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the Registrable Securities of the Securityholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Securityholder), and second, the securities, if any, being sold by the Company. Notwithstanding the foregoing, the Management Securityholders shall not be entitled to participate in any such registration requested by Kelso or the Hayfords to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities), that the participation of management (which, if Jean-Pierre Ergas is no longer CEO, would not necessarily include him, but instead would be subject to a determination of the managing underwriter at that time as to whether he would be viewed by investors as a member of “management”) would materially and adversely affect the marketability or offering price of the securities being sold in such registration, it being understood that the Company shall include in such registration that number of shares of the Management Securityholders which can be sold in such offering without materially and adversely affecting the marketability or offering price of the other securities to be sold in such registration. In the event of any such determination under this Section 1.6, the Company shall give the affected holders of Registrable Securities notice of such determination and in lieu of the notice otherwise required under Sections 1.1 or 1.2, as the case may be.

2.     Incidental Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a registration on Form S-4 or S-8 or any successor form), then the Company shall give prompt written notice to all holders of Registrable Securities regarding such proposed registration. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of such Registrable Securities on a pro rata basis in accordance with such intended method or methods of disposition, provided that:

(a) (i) the Company shall not include Registrable Securities in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter for such offering, that it would materially and adversely affect the offering price to include any Registrable Securities in such registration and (ii) the Company shall not include Registrable Securities of any Management Securityholder in any proposed registration pursuant to this Section 2 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) shall determine in good faith that the participation of management

(which, if Jean-Pierre Ergas is no longer CEO, would not necessarily include him, but instead would be subject to a determination of the managing underwriter at that time as to whether he would be viewed by investors as a member of “management”) would materially and adversely affect the marketability or offering price of the securities being sold in such registration and provided, further, that in the event of any such determination under clause (i) or (ii), the Company shall give the affected holders of Registrable Securities notice of such determination and in lieu of the notice otherwise required by the first sentence of this Section 2;

(b) if, at any time after giving written notice (pursuant to this Section 2) of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Kelso or of the Hayfords to request that a registration be effected under Section 1.1 or 1.2, as the case may be; and

(c) if in connection with a registration pursuant to this Section 2, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration thereof) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of the securities being sold in such registration, then in the case of any registration pursuant to this Section 2, the Company shall include in such registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect, first, the securities, if any, being sold by the Company, and second, the Registrable Securities of the Securityholders, on a pro rata basis (based on the number of shares of Registrable Securities owned by each such Securityholder).

The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2, provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any. No registration effected under this Section 2 shall relieve the Company from its obligation to effect registrations under Sections 1.1 and 1.2.

3.     Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1.1, 1.2 or 2, the Company shall promptly:

(a) prepare, and as soon as practicable, but in any event within 120 days of the issuance of the initial notice described in Section 1.1, or within 90 days of the issuance of the initial notice described in Section 1.2 or Section 2, as the case may be, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective as soon as practicable;

(b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such registration statement becomes effective;

(c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) counsel selected by Kelso, in the case of a registration pursuant to Section 1.1, and otherwise, by the Majority Holders, and which counsel may also be counsel to the Company and (ii) each seller of Registrable Securities (or in the case of the initial filing of a registration statement, within five business days of such initial filing) and such documents shall be subject to the review of such counsel, provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement or amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

(e) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(g) (x) furnish to Kelso, (y) use commercially reasonable efforts to furnish to any seller of Registrable Securities who participates in any registration hereunder and who owns, at the time of such registration, 2% or more of the Common Stock of the Company, computed on a fully-diluted basis, and (z) request that the following be furnished to any other seller of Registrable Securities who participates in any registration hereunder (it being understood that the obligation under this subsection (z) will be limited solely to making such request):

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

(ii) a “comfort” letter (unless the registration is pursuant to Section 2 and such a letter is not otherwise being furnished to the Company), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, covering such matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and such other matters as Kelso may reasonably request;

(h) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

(j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

(l) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

(m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(n) furnish to any holder of such Registrable Securities such information and assistance as such holder may reasonably request in connection with any “due diligence” effort which such seller deems appropriate; and

(o) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to (in a capacity as a selling stockholder) any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, to which counsel to such seller may reasonably object.

By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

4.     Underwritten Offerings.

4.1     Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.1, 1.2 or 2, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to Kelso (unless Kelso is not participating in such registration, in which case, counsel to the Majority Holders). Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. Each holder of Registrable Securities to be distributed by such underwriter who owns, at the time of such offering, 10% or more of the Common Stock of the Company, computed on a fully-diluted basis, shall be a party to such underwriting agreement and may, at his or her option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holder of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holder of Registrable Securities. The Continuing Stockholders in their capacities as stockholders and/or controlling persons (but not in their capacities as managers of the Company) shall not be required by any underwriting agreement (or other agreement in connection with such offering) to make any representations or warranties to or agreements with the

Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 8.2.

4.2     Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, with the approval of Kelso, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 1.1 is for an underwritten offering, Kelso will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering.

5.     Holdback Agreements.

(a) If and whenever, pursuant to Sections 1.1, 1.2 or 2, the Company proposes to register any of its equity securities under the Securities Act or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.1 or 1.2, as the case may be, of any Registrable Securities within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 5, even if such Registrable Securities cease to be Registrable Securities upon such transfer; provided that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.

(b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 180 days (or such shorter period as the managing underwriter may agree) after the Trigger Date with respect to any registration statement filed pursuant to Section 1.1 or 1.2 except (i) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, (iv) pursuant to an acquisition or strategic relationship, bank or equipment financing or similar transaction or (v) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement. In addition, if, and to the extent requested by the managing underwriter, the Company shall use its best efforts to cause each holder (other than any holder already subject to Section 5(a)) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter’s customary form of holdback agreement.

6.     Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give counsel to the holders of such Registrable Securities so to be registered the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement.

7.     Exchange Options. Each Continuing Securityholder wishing to include shares of Common Stock that are acquirable pursuant to the exercise of Exchange Options in a registration pursuant to Sections 1.1, 1.2 or 2 must include an irrevocable commitment to exercise such Exchange Options for shares of Common Stock, subject only to closing of such registration, in the written request that such Continuing Stockholder delivers to the Company with respect to such shares.

8.     Indemnification.

8.1     Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless (a) each seller of such Registrable Securities, (b) the directors, members, stockholders, officers, partners, employees, agents and Affiliates of such seller,

(c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

8.2     Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1.1, 1.2 or 2 that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 8.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The Company and the holders of the Registrable Securities in their capacities as stockholders and/or controlling persons (but not in their capacities as managers of the Company) hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 8.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 8.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

8.3     Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

8.4     Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

8.5     Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

8.6     Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no indemnifying party (other than the Company) shall be required to contribute pursuant to this Section 8 any amount in excess of the sum of (a) any amounts paid pursuant to Section 8 and (b) net proceeds received and retained by such indemnifying party from the sale of its Registrable Securities covered by the registration statement filed pursuant hereto, it being understood that insofar as such net proceeds have been distributed by any indemnifying party to its partners, stockholders or members, the amount of such indemnifying party’s contribution hereunder shall be limited to the net proceeds which it actually recovers from its partners, stockholders or members based upon their relative fault and that to the extent that such indemnifying party has not distributed such net proceeds, the amount such indemnifying party’s contribution hereunder shall be limited by the percentage of such net proceeds which corresponds to the percentage equity interests in such indemnifying party held by those of its partners, stockholders or members who have been determined to be at fault. No party shall be liable for contribution under this Section 8.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 8 if such indemnification were enforceable under applicable law.

9.     Representations and Warranties. Each Securityholder represents and warrants to the Company and each other Securityholder that:

(a) such Securityholder has the power, authority and capacity (or, in the case of any Securityholder that is a limited liability company or limited partnership, all limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Securityholder that is a limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized and approved by all necessary limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and legally binding obligation of such Securityholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Securityholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Securityholder is a party or by which such Securityholder is bound or (ii) in the case of a Securityholder that is a limited liability company or limited partnership, the certificate of formation and the limited liability company agreement or the certificate of limited partnership and the limited partnership agreement, as the case may be.

10.     Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Board: the board of directors of the Company.

Commission: the Securities and Exchange Commission.

Common Stock: the Common Stock of the Company, par value $.01 per share.

Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Exchange Agreements: the Exchange Agreements, each dated as of September 30, 2002, between the Company and each of the Continuing Stockholders, as the same may be amended from time to time.

Exchange Options: any options to purchase shares of Common Stock that were acquired by a Continuing Securityholder pursuant to one of the Exchange Agreements.

IPO: an underwritten initial public offering of Common Stock after which such Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on NASDAQ.

Majority Holders: the holders of at least 51% of the Registrable Securities that are participating in the registration at issue.

Merger Agreement: Merger Agreement, dated as of September 30, 2002, by and among the Company, BCO Acquisition, Inc. and BWAY Corporation, as the same may be amended from time to time.

NASD: National Association of Securities Dealers, Inc.

NASDAQ: the Nasdaq National Market.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Registrable Securities: shares of Common Stock owned by Kelso and the Outside Investor and the shares of Common Stock beneficially owned by the Continuing Stockholders as a result of the transactions contemplated by the Exchange Agreements, and by the Management Securityholders pursuant to exercise of options granted to them under the Stock Incentive Plan, except for any shares of Common Stock that may be sold pursuant to Rule 144(k) under the Securities Act, unless such shares are otherwise permitted, by the Company and Kelso, in their respective sole discretion, to participate in any registration. As to any particular Securities, such Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the sale of such securities shall have become effective under the Securities Act, (iii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iv) they shall have been otherwise transferred other than to a Permitted Transferee or (v) they shall have ceased to be outstanding. Any and all shares of Common Stock which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, by reason of any stock split, reverse stock split, recapitalization or combination shall also be “Registrable Securities” hereunder.

Registration Expenses: all expenses incident to the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters, (viii) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 3(c), and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Securityholders Agreement: the Securityholders Agreement, dated as of the date hereof, as the same may be amended from time to time, among the parties hereto.

Stock Incentive Plan: the BCO Holding Company Stock Incentive Plan, as in effect and as amended from time to time.

11.     Miscellaneous.

11.1     Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

11.2     Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns under this Section 11.2. The provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any transferee of such Registrable Securities, provided that such transferee acquires such Registrable Securities in accordance with all of the terms of the Securityholders Agreement, provided further, that an express assignment shall have been made, and the transferee has executed a joinder agreement agreeing to be bound by all of the transferor’s obligations hereunder, including, without limitation, Section 5 hereof, copies of which shall have been delivered to the Company (each such transferee, a “Permitted Transferee”) and provided further, that the Hayfords’ rights under Section 1.2 hereof shall not be transferable other than in connection with the transfer of Registrable Securities permitted under the Securityholders Agreement (i) in the case of the death of either WJH or MLH to WJH’s or MLH’s executors, administrators, testamentary legatees or beneficiaries or (ii) for estate planning purposes to one of the entities enumerated in Section 1.4 of the Securityholders Agreement. Notwithstanding anything herein to the contrary, the Management Securityholders must exercise all rights hereunder on behalf of any of their Permitted Transferees and all other parties hereto shall be entitled to deal exclusively with the Management Securityholders and rely on the consent, waiver or any other action by the Management Securityholders as the consent, waiver or other action, as the case may be, of any such Permitted Transferees of such Management Securityholders.

11.3     Stock Splits. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if (i) the managing underwriter shall advise the

Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering, and (ii) such stock split, reverse stock split, recapitalization or combination does not impact the respective ownership percentages of each such holder of Registrable Securities in the Company. The Company shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination.

11.4     Amendment and Modification. This Agreement may be amended, modified or supplemented by the Company with the written consent of Kelso and (i) to the extent (and only to the extent) any particular holders of Registrable Securities would be uniquely and adversely affected by such amendment, modification or supplement, by such holder or (ii) a majority (by number of shares) of any other holders of Registrable Securities whose interests as a group would be adversely affected by such amendment, modification or supplement ; provided that the interests of any existing holders of Registrable Securities shall not be adversely affected by an amendment, modification or supplement of this Agreement that provides for or has the effect of providing for an additional grant of incidental registration rights with a lower or the same priority as the rights held by such existing holders of Registrable Securities, including, without limitation, pursuant to Section 11.5 hereof.

11.5     Additional Securityholders. Notwithstanding anything in this Agreement to the contrary, with the consent of Kelso (and only the consent of Kelso), the Company may admit additional Persons, who after the date of this Agreement are offered shares of any class of capital stock of the Company or securities exercisable or convertible into such shares, as Management Securityholders and/or Continuing Securityholders and amend this Agreement accordingly, provided that any such additional party executes and delivers a joinder agreement to this Agreement and such other agreements or documents as may reasonably be requested by the Company.

11.6     Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

11.7     Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

11.8     Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i)	If to the Company, to:

BWAY Corporation

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350-2230

Attention: Jean-Pierre Ergas or Kevin Kern

Telephone: (770) 645-4800

Facsimile: (770) 587-0186

with a copy (which shall not constitute notice) to Kelso at its address set forth below.

(ii)	If to a Management Securityholder, to his or her attention at:

c/o BWAY Corporation

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350-2230

Telephone: (770) 645-4800

Facsimile: (770) 587-0186

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

Aon Center

200 East Randolph Drive

Chicago, Illinois 60601

Attention: William S. Kirsch, P.C.

                  James S. Rowe, Esq.

Telephone: (312) 861-2288

Facsimile: (312) 861)-2200

(iii)	If to the Hayfords, to their attention at:

1500 N. Sheridan Road, Suite 10E (Summer Home)

Wilmette, Illinois 60091

Facsimile: (847) 853-8108

7341 S.E. Golfhouse Drive (Winter Home)

Hobe Sound, Florida 33455

Facsimile: (561) 546-3777

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

Aon Center

200 East Randolph Drive

Chicago, Illinois 60601

Attention: William S. Kirsch, P.C.

                  James S. Rowe, Esq.

Telephone: (312) 861-2288

Facsimile: (312) 861-2200

(iv)	If to any Continuing Securityholder who is not a Management Securityholder, to his or her attention at the last address of record for such Continuing Securityholder in the books and records of the Company.

(v)	If to the Outside Investor, to it at:

BlackRock Financial Management, Inc.

345 Park Avenue, 29th Floor

New York, NY 10154

Attention: Frank Gordon

Telephone: (212) 754-5316

Facsimile: (212) 754-8756

(vi)	If to Kelso, to:

Kelso & Company

320 Park Avenue

24 th Floor

New York, NY 10022

Attention: James J. Connors II

Telephone: (212) 751-3939

Facsimile: (212) 223-2379

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton

919 Third Avenue

New York, NY 10022

Attention: Margaret A. Davenport

Telephone: (212) 909-6000

Facsimile: (212) 223-2379

or to such other Person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

11.9 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

11.10 Fax Signatures. Each of the parties hereto (i) has agreed to permit the use, from time to time and where appropriate, of faxed signatures in order to expedite the closing, (ii) intends to be bound by its respective faxed signature, (iii) is aware that the other parties hereto will rely on the faxed signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax.

11.11 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

11.12 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding.

11.13 Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Securityholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

11.14 Entire Agreement. This Agreement, the Merger Agreement, the Securityholders Agreement, the applicable Exchange Agreements, if any, with the Company and, in the case of Kelso, in the case of any affected Management Securityholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Securityholder, and any agreements entered into in connection with any of the foregoing constitute the entire agreement and the understanding of the parties hereto with the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

[signature pages to follow]

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

BCO HOLDING COMPANY

By:	/s/ James J. Connors II

Name:	James J. Connors II
Title:	Vice President and Secretary

KELSO INVESTMENT ASSOCIATES VI, L.P.

By:	Kelso GP VI, LLC., its general partner

By:	/s/ David I. Wahrhaftig

Name:	David I. Wahrhaftig
Title:	Managing Member

KEP VI, LLC

By:	/s/ David I. Wahrhaftig

Name:	David I. Wahrhaftig
Title:	Managing Member

/s/ Warren J. Hayford
Warren J. Hayford

/s/ Marylou Hayford
Mary Lou Hayford

/s/ Jean-Pierre Ergas
Jean-Pierre Ergas

/s/ Thomas N. Eagleson
Thomas N. Eagleson

/s/ Kevin C. Kern
Kevin C. Kern

/s/ Jeffrey M. O’Connell
Jeffrey M. O’Connell

/s/ Kenneth M. Roessler
Kenneth M. Roessler

MAGNETITE ASSET INVESTORS III L.L.C.

By:	BLACKROCK FINANCIAL MANAGEMENT, INC. As Managing Member

By:	/s/ Dennis M. Schaney

Name:	Dennis M. Schaney
Title:	Managing Director